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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                        Date of Report: April 6, 1994

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   Exact Name of Registrant                Commission        I.R.S. Employer
   as Specified in Its Charter             File Number       Identification No.
   ---------------------------             -----------       ------------------
   Hawaiian Electric Industries, Inc.        1-8503             99-0208097

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                               State of Hawaii
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                (State or other jurisdiction of incorporation)


                 900 Richards Street, Honolulu, Hawaii 96813
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            (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: (808) 543-5662


                                     None
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        (Former name or former address, if changed since last report.)



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Item 5. Other Events

HAWAIIAN ELECTRIC INDUSTRIES, INC. RECEIVES STATE COURT
APPROVAL OF LAWSUIT SETTLEMENT

        On April 6, 1994, Hawaiian Electric Industries, Inc. (HEI) received state court approval for the out-of-court agreement between HEI and the Hawaii Insurance Commissioner, stemming from the commissioner's April 1993 lawsuit over the December 1992 discontinuance of HEI's property-casualty insurance subsidiary.

        The agreement calls for HEI to pay $32 million to the commissioner as rehabilitator/liquidator of the Hawaiian Insurance Group in return for dismissal of the lawsuit and release of claims against HEI, its affiliates and their past and present officers and directors. HEI will fund the settlement, which was announced February 10, 1994, from available cash and/or short-term borrowings. The $32 million settlement amount is to be deposited in an escrow account by April 20, 1994 and will be disbursed upon dismissal of the lawsuit and expiration of appeal periods with no appeals having been taken.

        The settlement resulted in a $15 million, or 58 cents per share, after-tax charge to HEI's 1993 earnings.



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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                   (Registrant)


                                         /s/ Robert F. Mougeot
                                         ---------------------------------
                                         Robert F. Mougeot
                                         Financial Vice President and
                                           Chief Financial Officer
                                         (Principal Financial Officer of HEI)

                                         Date: April 6, 1994






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